UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

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INTERCEPT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35668	22-3868459
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

18 Desbrosses Street
New York, New York	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 747-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The sole purpose of this Current Report on Form 8-K/A is to file the amendments described below with the Securities and Exchange Commission.

As previously announced in the Form 8-K of Intercept Pharmaceuticals, Inc. (“we,” “us,” or “our”) filed with the Securities and Exchange Commission on November 7, 2013, we have entered into Amendment No. 4 to Product Research, Development, License and Commercialization Agreement with Les Laboratoires Servier and Institut de Recherches Servier (collectively, “Servier”) and amendments to our consulting agreement with Professor Roberto Pellicciari and our research agreement with TES Pharma Srl (“TES”).

These amendments, among other matters, extended the term of our research program with Servier relating to the discovery of novel TGR5 agonists (the “Servier TGR5 Agonists”) and the term of services provided by Professor Pellicciari and TES in relation to the research program for the Servier TGR5 Agonists, in each case until September 30, 2015.

The amendments are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, to this Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

*10.1	Amendment No. 4 to Product Research, Development, License and Commercialization Agreement, by and between Intercept Pharmaceuticals, Inc. and Les Laboratoires Servier and Institut De Recherches Servier, dated November 5, 2013.

*10.2	Amendment No. 4 to Consulting and Intellectual Property (“IP”) Agreement, by and between Intercept Pharmaceuticals, Inc. and Roberto Pellicciari, dated November 5, 2013.

*10.3	Amendment No. 4 to Research and Development Agreement, by and between Intercept Pharmaceuticals, Inc. and TES Pharma Srl, dated November 5, 2013.

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* Confidential treatment has been requested for certain portions omitted from each of these exhibits pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski, M.D.
Mark Pruzanski, M.D.
President and Chief Executive Officer

Date: January 2, 2014